UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	November 23, 2015
(November 20, 2015)

Exact Name of Registrant as Specified
Commission	in Charter, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

001-32462	PNM Resources, Inc.	85-0468296
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

001-06986	Public Service Company of New Mexico	85-0019030
(A New Mexico Corporation)
414 Silver Ave. SW
Albuquerque, New Mexico 87102-3289
(505) 241-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As has been previously reported, Public Service Company of New Mexico (“PNM”), a wholly owned subsidiary of PNM Resources, Inc., leases interests in Units 1 and 2 of the Palo Verde Nuclear Generating Station (“PVNGS”) under arrangements entered into in 1985 and 1986 that are accounted for as operating leases.

As previously reported, on January 13, 2014, PNM provided notice to three Unit 2 lessors, including Cypress Verde LLC and Cypress Second PV Partnership (together, “Cypress”), that it would exercise its fair market value purchase option at the end of the original lease terms. On May 1, 2014, PNM entered into a letter agreement (the “Cypress Letter Agreement”) with Cypress, specifying and agreeing to the fair market value of the approximately 18 megawatts of generating capacity subject to the Cypress Verde LLC Unit 2 lease as of the end of the original lease term, January 15, 2016, and approximately 15 megawatts of generating capacity subject to the Cypress Second PV Partnership Unit 2 lease as of the end of the original lease term, January 15, 2016. Such agreed fair market value is $46,453,333 for the Cypress Verde LLC Unit 2 lease and $38,710,997 for Cypress Second PV Partnership Unit 2 lease, or $2,600 per kilowatt.

On November 20, 2015, PNM entered into definitive Sale Agreements (the “Sale Agreements”) to implement the Cypress Letter Agreement. The Sale Agreements provide for the closing of the purchase by PNM of the generating capacity under the Cypress Unit 2 leases on January 15, 2016, at which time the specified purchase price will be paid by PNM and the transfer of the leased interests to PNM will take place.

Copies of the Sale Agreements are attached hereto as Exhibits 10.1 and 10.2, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Sale Agreement 136 (PVNGS Unit 2 Lease) dated as of November 20, 2015, between Public Service Company of New Mexico and Cypress Verde LLC.

10.2	Sale Agreement 113 (PVNGS Unit 2 Lease) dated as of November 20, 2015, between Public Service Company of New Mexico and Cypress Second PV Partnership.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PNM RESOURCES, INC. PUBLIC SERVICE COMPANY OF NEW MEXICO

(Registrants)

Date: November 23, 2015	/s/ Joseph D. Tarry
Joseph D. Tarry
Vice President and Corporate Controller
(Officer duly authorized to sign this report)

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